DISTRIBUTION AGREEMENT


Agreement, made this 1st day of February, 1997 between USLICO Series Fund ("the Fund") and Washington Square Securities, Inc. ("WSSI" or "Distributor").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), securities of which are registered under the Securities Act of 1933, as amended ("1933 Act"); and

     WHEREAS, the Fund is authorized to issue shares of beneficial interest (the "Shares") in separate classes, or "portfolios" with each such class representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund offers shares in four portfolios designated as the Stock Portfolio, the Money Market Portfolio, the Bond Portfolio and the Asset
Allocation Portfolio, such Portfolios together with all other Portfolios subsequently established by the Fund with respect to which the Fund desires to retain the Distributor to render services hereunder and with respect to which the Distributor is willing so to do, being herein collectively referred to as the "Portfolios."

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

     1. The Fund hereby appoints WSSI as Distributor of the Shares on the terms and for the period set forth in this Agreement, and WSSI hereby accepts such appointment and agrees to render the services and undertake the duties set forth herein.

     2. (a) In performing its duties as Distributor, WSSI will act in conformity with the Prospectus of the Fund (the "Prospectus") included in the Fund's Registration Statement on Form N-1A under the 1933 Act and the 1940 Act, as filed with the Securities and Exchange Commission and as amended or supplemented from time to time, and with the instructions and directions of the Board of Trustees of the Fund, the requirements of the 1933 Act, the 1940 Act and all other applicable federal and state laws and regulations.

          (b) WSSI will hold itself available to receive by mail, telex and/or telephone orders for the purchase or redemption of the Shares and will accept or reject such orders on behalf of the Fund in accordance with the provisions of the Prospectus, and will transmit such orders as are so accepted to the Fund's transfer agent promptly for processing at the Shares' net asset value next determined in accordance with the Prospectus. The Distributor will not use any sales literature which has not been previously approved by the Fund.

          (c) WSSI shall not be obligated to sell any certain number of shares. Such shares will be sold without a sales charge. No commission or other fee will be paid to WSSI in connection with the sale of the Shares.

     3. During the term of this Agreement, WSSI will bear all its expenses in complying with this Agreement, including the following expenses:

          (a)  costs  of sales  presentations,  mailings,  advertising,  and any
               other   marketing   efforts  by  WSSI  in  connection   with  the
               distribution or sales of the Shares; and

          (b) any compensation paid to employees of WSSI in connection with the distribution or sale of the Shares.

     4. The Fund shall bear all of its other expenses, including, but not limited to:

          (a) preparation of its reports, proxies and prospectuses and printing and distributing reports, proxies and prospectuses and other communications to existing shareholders;

          (b) registration of the Fund's Shares with the Securities and Exchange Commission; and

          (c) qualification of the Fund's Shares for sale in jurisdictions designated by the Distributor;

     5. WSSI shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from its willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement. Any person, even though also an officer, employee or agent of WSSI, who may be or become an officer, trustee, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, partner, employee or agent or one under the control or direction of WSSI even though paid by WSSI.

     6. This Agreement shall take effect on February 1, 1997, and shall continue in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) either by a majority of the entire Board of Trustees of the Fund or by a majority vote (as defined in the Prospectus) of the shareholders of the Fund; provided, however, that this Agreement may be terminated at any time and without penalty by the Board of Trustees of the Fund; by a majority vote (as defined in the Prospectus) of the shareholders of the Fund on 60 days' written notice to WSSI; or by WSSI, without payment of any penalty, on 90 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

     7. Notices of any kind to be given to WSSI by the Fund shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to WSSI, 20 Washington Avenue South, Minneapolis, MN 55401, or at such other address or to such individual as shall be specified by WSSI to the Fund. Notices of any kind to be given to the Fund shall be in writing and shall be duly given if mailed, first class postage pre-paid, or delivered to the Fund at 4601 North Fairfax Drive, Arlington, Virginia 22203 or at such other address or to such individual as shall be specified by the Fund.

     8. The services of the Distributor to the Fund under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     9. The Distributor shall prepare reports to the Board of Trustees of the Fund on a quarterly basis showing such information as from time to time shall be reasonably requested by the Board.

     10. The Distributor shall for all purposes herein is deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that the Distributor, by separate agreement with the Fund, may also serve the Fund in other capacities.

     11. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     12. This Agreement shall be governed by the laws of Virginia, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940, the Securities Exchange Act of 1934 or any rule or order of the Securities and Exchange Commission.

     13. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     14. The Declaration of Trust establishing the Fund, filed on January 19, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "USLICO Series Fund" refers to the Trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Fund shall be subject to claims against or obligations of the Fund to any extent whatsoever, but that the Fund estate only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            WASHINGTON SQUARE SECURITIES, INC.


                                            BY:/s/Robert B. Sagniaw
                                               -------------------------------
                                                  Robert B. Saginaw
                                                  Title:  Vice President



                                            USLICO SERIES FUND


                                            By:/s/Robert B. Saginaw
                                               --------------------
                                                  Robert B. Saginaw
                                                  Title: Vice President